Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-204612, 333-181866, 333-167102, 333-159929, 333-152015, 333-145653, 333-105387 and 333-102171) of MGC Diagnostics Corporation and Subsidiaries of our report dated January 29, 2016, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended October 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

January 29, 2016